Exhibit 99.1
FLEETCOR Reports Second Quarter 2018 Financial Results

PEACHTREE CORNERS, Ga., August 2, 2018 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of commercial payment solutions, today reported financial results for its second quarter of 2018.

“Our second quarter revenues and profits once again finished above our expectations, with adjusted net income per diluted share growth of 29%. We delivered another solid organic revenue growth quarter of 9% overall, driven by growth rates of more than 20% in the Lodging, Corporate Payments and Tolls business lines. Additionally, we were delighted to join the S&P 500 index, and to be recognized for our consistent performance over a long period of time,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc.

Financial Results for Second Quarter of 2018:

GAAP Results

•
Total revenues, including the impact of the new revenue recognition standard ASC 606, increased 8% to $585.0 million in the second quarter of 2018, compared to $541.2 million in the second quarter of 2017.

•	Net income increased 35% to $176.9 million in the second quarter of 2018, compared to $131.0 million in the second quarter of 2017.

•	Net income per diluted share increased 37% to $1.91 in the second quarter of 2018, compared to $1.39 per diluted share in the second quarter of 2017.

On January 1, 2018, the Company adopted FASB ASC Topic 606, "Revenue from Contracts with Customers" ("ASC 606") and related cost capitalization guidance, using the modified retrospective method by recognizing the cumulative effect of initially applying ASC 606 as an adjustment to opening retained earnings at January 1, 2018. As such, the Company is not required to restate comparative financial information prior to the adoption of ASC 606 and, therefore, such information for the three months ended June 30, 2017 continues to be reported under FASB ASC Topic 605, "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact the Company’s financial position. For the three months ended June 30, 2018, the adoption of ASC 606 reduced revenue by $23.3 million and increased operating income by $0.7 million. The adoption of ASC 606 did not have a material impact on net income or net income per diluted share for the three months ended June 30, 2018.  A comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below:

(millions)	2018 Reported under ASC 606	2018 Impact of ASC 606	2018 Excluding Impact of Adoption of ASC 606

Revenue	$585.0	$23.3	$608.3
Operating Expense	$320.2	$24.1	$344.3
Operating Income	$264.8	$(0.7)	$264.0

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expense and Operating Income as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on net income and net income per diluted share was not material.

Non-GAAP Results1

•	Revenues under ASC 605 increased 12% to $608.3 million in the second quarter of 2018, compared to $541.2 million in the second quarter of 2017.

•	Adjusted net income[1] increased 27% to $237.8 million in the second quarter of 2018, compared to $187.0 million in the second quarter of 2017.

•	Adjusted net income per diluted share[1] increased 29% to $2.57 in the second quarter of 2018, compared to $1.99 per diluted share in the second quarter of 2017.

Fiscal-Year 2018 Outlook:

“We are raising our 2018 guidance to reflect our strong second quarter results compared to our original outlook, despite the unfavorable macro that we now expect to realize for the remainder of the year. We believe that negative movements in foreign exchange rates, will more than offset the impact of favorable fuel prices, producing an overall unfavorable impact on second half revenue of approximately $30 to $40 million,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc. “We currently expect to offset this impact through continued over performance in some of our businesses, lower expenses, and the impact from a lower share count in the second half of the year.”

For full year 2018, FLEETCOR Technologies, Inc. updated financial guidance is as follows:

•	Revenues including the adoption of ASC 606, between $2,365 million and $2,415 million;

•	Net income between $720 million and $740 million;

•	Net income per diluted share between $7.75 and $7.95;

•	Revenues under ASC 605 between $2,470 million and $2,520 million;

•	Adjusted net income[1] between $960 million and $980 million; and

•	Adjusted net income per diluted share[1] between $10.32 and $10.52.

FLEETCOR’s guidance assumptions for 2018 are as follows:

•	Weighted fuel prices equal to $2.88 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel for the balance of the year;

•	Market spreads equal to the 2017 average;

•	Foreign exchange rates equal to the seven-day average as of July 1, 2018;

•	Interest expense of $135 million;

•	Fully diluted shares outstanding of approximately 93 million shares;

•	A tax rate of 22 to 24%; and

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6. A reconciliation of the impact of the adoption of ASC 606 is provided in exhibit 7.

Conference Call

The Company will host a conference call to discuss second quarter 2018 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13681872. The replay will be available until Thursday, August 9, 2018. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions, expected organic growth rates, impact of the new Tax Act, and estimated impact of these conditions on our operations and financial results, the impact of new asset initiatives, revenue and earnings guidance and assumptions underlying financial guidance, and statements regarding the unauthorized access to the Company’s systems, including the assumptions with respect to the investigation of the incident to date. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation: risks related to the unauthorized access to systems and information; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2017 and FLEETCOR’s quarterly report on form 10-Q for the three months ended March 31, 2018. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) other non-recurring items, including the impact of the Tax Reform Act, restructuring costs, and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6. Furthermore, a reconciliation of the impact of the Company’s adoption of the new revenue standard, ASC 606, is provided in exhibit 7, along with its impact on 2018 guidance in exhibit 6.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe, adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables. With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018¹	2017	2018¹	2017
Revenues, net	$584,985	$541,237	$1,170,484	$1,061,670
Expenses:
Merchant commissions	—	30,619	—	55,003
Processing	111,201	103,322	227,686	205,146
Selling	44,009	38,957	91,120	77,794
General and administrative	96,382	87,587	186,696	183,041
Depreciation and amortization	68,610	64,709	140,112	129,575
Operating income	264,783	216,043	524,870	411,111
Investment loss	—	2,354	—	4,731
Other expense (income), net	458	(551)	161	1,645
Interest expense, net	33,150	23,851	64,215	46,978
Total other expense	33,608	25,654	64,376	53,354
Income before income taxes	231,175	190,389	460,494	357,757
Provision for income taxes	54,323	59,402	108,705	103,077
Net income	$176,852	$130,987	$351,789	$254,680
Basic earnings per share	$1.98	$1.42	$3.93	$2.77
Diluted earnings per share	$1.91	$1.39	$3.78	$2.70
Weighted average shares outstanding:
Basic shares	89,169	92,013	89,466	92,060
Diluted shares	92,702	94,223	92,970	94,392

[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASC 606") and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30, 2018[1]	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$919,662	$913,595
Restricted cash	265,776	217,275
Accounts and other receivables (less allowance for doubtful accounts of $48,245 at June 30, 2018 and $46,031 at December 31, 2017, respectively)	1,716,937	1,420,011
Securitized accounts receivable — restricted for securitization investors	939,000	811,000
Prepaid expenses and other current assets	207,832	187,820
Total current assets	4,049,207	3,549,701
Property and equipment, net	179,096	180,057
Goodwill	4,556,206	4,715,823
Other intangibles, net	2,515,232	2,724,957
Investments	39,859	32,859
Other assets	145,533	114,962
Total assets	$11,485,133	$11,318,359
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,532,741	$1,437,314
Accrued expenses	214,682	238,472
Customer deposits	852,617	732,171
Securitization facility	939,000	811,000
Current portion of notes payable and lines of credit	976,685	805,512
Other current liabilities	85,789	71,033
Total current liabilities	4,601,514	4,095,502
Notes payable and other obligations, less current portion	2,832,316	2,902,104
Deferred income taxes	498,918	518,912
Other noncurrent liabilities	113,300	125,319
Total noncurrent liabilities	3,444,534	3,546,335
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 122,551,794 shares issued and 88,376,611 shares outstanding at June 30, 2018; and 122,083,059 shares issued and 89,803,982 shares outstanding at December 31, 2017	123	122
Additional paid-in capital	2,277,227	2,214,224
Retained earnings	3,357,962	2,958,921
Accumulated other comprehensive loss	(870,688)	(551,857)
Less treasury stock, 34,175,183 shares at June 30, 2018 and 32,279,077 shares at December 31, 2017	(1,325,539)	(944,888)
Total stockholders’ equity	3,439,085	3,676,522
Total liabilities and stockholders’ equity	$11,485,133	$11,318,359

[1] Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2018¹	2017¹
Operating activities
Net income	$351,789	$254,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,033	21,593
Stock-based compensation	33,505	44,243
Provision for losses on accounts receivable	26,495	27,648
Amortization of deferred financing costs and discounts	2,678	3,800
Amortization of intangible assets	112,540	104,894
Amortization of premium on receivables	2,539	3,088
Deferred income taxes	(6,473)	(32,660)
Investment loss	—	4,731
Other non-cash operating income	(104)	—
Changes in operating assets and liabilities (net of acquisitions):
Accounts and other receivables	(519,527)	(380,196)
Prepaid expenses and other current assets	(20,440)	(18,778)
Other assets	(15,418)	(15,050)
Accounts payable, accrued expenses and customer deposits	282,472	189,750
Net cash provided by operating activities	275,089	207,743
Investing activities
Acquisitions, net of cash acquired	(3,811)	(3,580)
Purchases of property and equipment	(34,614)	(32,600)
Other	(11,192)	(6,327)
Net cash used in investing activities	(49,617)	(42,507)
Financing activities
Proceeds from issuance of common stock	29,498	16,432
Repurchase of common stock	(380,651)	(52,393)
Borrowings on securitization facility, net	128,000	150,000
Principal payments on notes payable	(69,000)	(66,725)
Borrowings from revolver	774,019	90,000
Payments on revolver	(600,109)	(215,901)
Borrowings on swing line of credit, net	13,632	10,245
Other	(149)	537
Net cash used in financing activities	(104,760)	(67,805)
Effect of foreign currency exchange rates on cash	(66,144)	24,416
Net increase in cash and cash equivalents and restricted cash	54,568	121,847
Cash and cash equivalents and restricted cash, beginning of period	1,130,870	643,770
Cash and cash equivalents and restricted cash, end of period	$1,185,438	$765,617
Supplemental cash flow information
Cash paid for interest	$73,303	$68,431
Cash paid for income taxes	$112,982	$188,157

[1] Reflects the impact of the Company's adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230), which was adopted by the Company on January 1, 2018 and applied retrospectively to results for 2017. The adoption of Topic 230 resulted in the statement of cash flows presenting the changes in the total of cash, cash equivalents and restricted cash. As a result, the Company will no longer present transfers between cash and cash equivalents and restricted cash in the statement of cash flows.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)
The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017		2018	2017
Net income	$176,852	$130,987		$351,789	$254,680

Stock based compensation	19,102	21,150		33,505	44,243
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	57,313	58,587		117,757	117,158
Restructuring costs	1,506	—		3,435	—
Unauthorized access impact	1,743	—		1,743	—
Total pre-tax adjustments	79,664	79,737		156,441	161,401
Income tax impact of pre-tax adjustments at the effective tax rate	(18,720)	(23,675)	[1]	(36,927)	(44,055)	[1]
Adjusted net income	$237,796	$187,049		$471,303	$372,026
Adjusted net income per diluted share	$2.57	$1.99		$5.07	$3.94
Diluted shares	92,702	94,223		92,970	94,392

[1] Excludes the results of the Company's Masternaut investment on our effective tax rate, as results from our Masternaut investment are reported within the consolidated statements of income on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2017.

Exhibit 2
Transaction Volume and Revenues Per Transaction by Segment and by Product Category, on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.
	As Reported				As Reported and Pro Forma for Impact of Adoption of ASC 606
	Three Months Ended June 30,				Three Months Ended June 30,
	2018¹	2017	Change	% Change	2018¹	2017¹	Change	% Change
NORTH AMERICA
'- Transactions	426.9	429.7	(2.8)	(1)%	426.9	429.7	(2.8)	(1)%
'- Revenues, net per transaction	$0.87	$0.80	$0.07	9%	$0.87	$0.73	$0.13	18%
'- Revenues, net	$370.9	$343.0	$28.0	8%	$370.9	$315.7	$55.3	18%
INTERNATIONAL
'- Transactions[2]	264.2	265.5	(1.3)	(1)%	264.2	265.5	(1.3)	(1)%
'- Revenues, net per transaction	$0.81	$0.75	$0.06	9%	$0.81	$0.73	$0.08	11%
'- Revenues, net	$214.0	$198.2	$15.8	8%	$214.0	$193.5	$20.6	11%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	691.1	695.3	(4.1)	(1)%	691.1	695.3	(4.1)	(1)%
'- Revenues, net per transaction	$0.85	$0.78	$0.07	9%	$0.85	$0.73	$0.11	16%
'- Revenues, net	$585.0	$541.2	$43.7	8%	$585.0	$509.1	$75.9	15%

The following table presents revenue and revenue per transaction, by product category.
	As Reported				Pro Forma and Macro Adjusted[4]
	Three Months Ended June 30,				Three Months Ended June 30,
	2018¹	2017	Change	% Change	2018¹	2017¹	Change	% Change
FUEL[5]
'- Transactions	122.1	116.8	5.3	5%	122.1	118.5	3.6	3%
'- Revenues, net per transaction	$2.22	$2.38	$(0.16)	(7)%	$2.15	$2.10	$0.04	2%
'- Revenues, net	$270.8	$278.2	$(7.4)	(3)%	$261.9	$249.4	$12.5	5%
CORPORATE PAYMENTS
'- Transactions	11.8	10.4	1.5	14%	11.8	10.6	1.2	11%
'- Revenues, net per transaction	$8.44	$4.85	$3.59	74%	$8.35	$7.70	$0.65	8%
'- Revenues, net	$99.6	$50.2	$49.4	98%	$98.5	$81.7	$16.9	21%
TOLLS
'- Transactions[2]	209.3	216.7	(7.4)	(3)%	209.3	216.7	(7.4)	(3)%
'- Revenues, net per transaction	$0.39	$0.35	$0.04	11%	$0.44	$0.35	$0.09	24%
'- Revenues, net	$81.5	$76.0	$5.6	7%	$91.3	$76.0	$15.3	20%
LODGING
'- Transactions	4.7	3.4	1.4	40%	4.7	3.9	0.9	23%
'- Revenues, net per transaction	$9.40	$8.57	$0.84	10%	$9.40	$9.08	$0.32	4%
'- Revenues, net	$44.6	$29.0	$15.7	54%	$44.6	$35.2	$9.5	27%
GIFT
'- Transactions	324.5	328.3	(3.9)	(1)%	324.5	328.3	(3.9)	(1)%
'- Revenues, net per transaction	$0.10	$0.13	$(0.02)	(18)%	$0.10	$0.13	$(0.02)	(18)%
'- Revenues, net	$33.3	$41.3	$(8.0)	(19)%	$33.3	$41.3	$(8.0)	(19)%
OTHER[3,5]
'- Transactions	18.7	19.7	(1.0)	(5)%	18.7	19.3	(0.6)	(3)%
'- Revenues, net per transaction	$2.94	$3.37	$(0.43)	(13)%	$2.96	$2.80	$0.16	6%
'- Revenues, net	$55.1	$66.6	$(11.5)	(17)%	$55.5	$54.1	$1.4	3%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	691.1	695.3	(4.1)	(1)%	691.1	697.3	(6.2)	(1)%
'- Revenues, net per transaction	$0.85	$0.78	$0.07	9%	$0.85	$0.77	$0.08	10%
'- Revenues, net	$585.0	$541.2	$43.7	8%	585.2	$537.5	$47.6	9%

[1]  Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. For purposes of comparability, 2017 revenue has been recast in this exhibit and is reconciled to GAAP in Exhibit 5, which includes certain estimates and assumptions made by the Company for the impact of ASC 606 on 2017 revenues, as the Company did not apply a full retrospective adoption.

[2] Reflects adjustments from previously disclosed amounts for the prior period to conform to current presentation.
[3] Other includes telematics, maintenance, food, and transportation related businesses.
[4] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product, non gaap measures, to the gaap equivalent.
[5] Fuel Cards product category further refined to Fuel, to reflect different ways that fuel is paid for by our customers and as a result, reflects immaterial reclassifications from previously disclosed amounts for the prior period.

 Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2018¹	%	2017	%	2018¹	%	2017	%
US	$348	59%	$343	63%	$691	59%	$673	63%
Brazil	96	16%	93	17%	203	17%	186	18%
UK	65	11%	58	11%	130	11%	112	11%
Other	76	13%	47	9%	146	12%	90	8%
Consolidated Revenues, net	$585	100%	$541	100%	$1,170	100%	$1,062	100%
     *Columns may not calculate due to rounding.

Revenue by Product Category*	Three Months Ended June 30,				Six Months Ended June 30,
	2018¹	%	2017	%	2018¹	%	2017	%
Fuel	$271	46%	$278	51%	$529	45%	$539	51%
Corporate Payments	100	17%	50	9%	194	17%	97	9%
Tolls	82	14%	76	14%	173	15%	153	14%
Lodging	45	8%	29	5%	84	7%	53	5%
Gift	33	6%	41	8%	82	7%	90	8%
Other	55	9%	67	12%	108	9%	131	12%
Consolidated Revenues, net	$585	100%	$541	100%	$1,170	100%	$1,062	100%
*Columns may not calculate due to rounding.

Major Sources of Revenue*	Three Months Ended June 30,				Six Months Ended June 30,
	2018¹	%	2017	%	2018¹	%	2017	%
Processing and Program Revenue[2]	$299	51%	$248	46%	$611	52%	$493	46%
Late Fees and Finance Charges[3]	36	6%	34	6%	72	6%	71	7%
Miscellaneous Fees[4]	39	7%	33	6%	74	6%	65	6%
Discount Revenue (Fuel)[5]	85	15%	74	14%	170	15%	146	14%
Discount Revenue (NonFuel)[6]	46	8%	44	8%	89	8%	85	8%
Tied to Fuel-Price Spreads[7]	29	5%	62	12%	55	5%	112	11%
Merchant Program Revenue[8]	51	9%	47	9%	101	9%	91	9%
Consolidated Revenues, net	$585	100%	$541	100%	$1,170	100%	$1,062	100%

[1]  Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

[2] Includes revenue from customers based on accounts, cards, devices, transactions, load amounts and/or purchase amounts, etc. for participation in our various fleet and workforce related programs; as well as, revenue from partners (e.g., major retailers, leasing companies, oil companies, petroleum marketers, etc.) for processing and network management services. Primarily represents revenue from North American trucking, lodging, prepaid benefits, telematics, gift cards and toll related businesses.

[3] Fees for late payment and interest charges for carrying a balance charged to a customer.
[4] Non-standard fees charged to customers based on customer behavior or optional participation, primarily including high credit risk surcharges, over credit limit charges, minimum processing fees, printing and mailing fees, environmental fees, etc.

[5] Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
[6]Interchange revenue related to nonfuel products.
[7] Revenue derived from the difference between the price charged to a fleet customer for a transaction and the price paid to the merchant for the same transaction.
[8] Revenue derived primarily from the sale of equipment, software and related maintenance to merchants.
* We may not be able to precisely calculate revenue by source, as certain estimates were made in these allocations. Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018¹	2017	2018¹	2017
Revenues, net:
North America	$370,949	$342,995	$735,218	$672,943
International	214,036	198,242	435,266	388,727
	$584,985	$541,237	$1,170,484	$1,061,670
Operating income:
North America	$161,376	$134,926	$317,326	$255,898
International	103,407	81,117	207,544	155,213
	$264,783	$216,043	$524,870	$411,111
Depreciation and amortization:
North America	$38,317	$33,384	$76,992	$66,561
International	30,293	31,325	63,120	63,014
	$68,610	$64,709	$140,112	$129,575
Capital expenditures:
North America	$11,685	$12,102	$20,096	$21,734
International	7,715	5,702	14,518	10,866
	$19,400	$17,804	$34,614	$32,600

[1]Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Transactions by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Transactions
	Three Months Ended June 30,		Three Months Ended June 30,
	2018*	2017*	2018*	2017*
FUEL
Pro forma and macro adjusted	$261.9	$249.4	122.1	118.5
Impact of acquisitions/dispositions	—	(2.2)	—	(1.7)
Impact of fuel prices/spread	6.3	—	—	—
Impact of foreign exchange rates	2.6	—	—	—
Impact of adoption of ASC 606	—	31.0	—	—
As reported	$270.8	$278.2	122.1	116.8
CORPORATE PAYMENTS
Pro forma and macro adjusted	$98.5	$81.7	11.8	10.6
Impact of acquisitions/dispositions	—	(32.1)	—	(0.3)
Impact of fuel prices/spread	0.2	—	—	—
Impact of foreign exchange rates	0.9	—	—	—
Impact of adoption of ASC 606	—	0.6	—	—
As reported	$99.6	$50.2	11.8	10.4
TOLLS
Pro forma and macro adjusted	$91.3	$76.0	209.3	216.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(9.8)	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$81.5	$76.0	209.3	216.7
LODGING
Pro forma and macro adjusted	$44.6	$35.2	4.7	3.9
Impact of acquisitions/dispositions	—	(6.2)	—	(0.5)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$44.6	$29.0	4.7	3.4
GIFT
Pro forma and macro adjusted	$33.3	$41.3	324.5	328.3
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$33.3	$41.3	324.5	328.3
OTHER[1]
Pro forma and macro adjusted	$55.5	$54.1	18.7	19.3
Impact of acquisitions/dispositions	—	12.0	—	0.4
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.4)	—	—	—
Impact of adoption of ASC 606	—	0.5	—	—
As reported	$55.1	$66.6	18.7	19.7

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$585.2	$537.5	691.1	697.3
Impact of acquisitions/dispositions	—	(28.4)	—	(2.0)
Impact of fuel prices/spread	6.4	—	—	—
Impact of foreign exchange rates	(6.6)	—	—	—
Impact of adoption of ASC 606	—	32.1	—	—
As reported	$585.0	$541.2	691.1	695.3

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, and transportation related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2018 financial guidance for revenues, net to revenues prior to the adoption of ASC 606 and net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2018 GUIDANCE
	Low*	High*
Revenues, net	$2,365	$2,415
Impact of adoption of ASC 606	105	105
Revenues, net prior to adoption of ASC 606	$2,470	$2,520

Net income	$720	$740
Net income per diluted share	$7.75	$7.95

Stock based compensation	72	72
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	236	236
Restructuring costs	3	3
Unauthorized access impact	2	2
Total pre-tax adjustments	313	313
Income tax impact of pre-tax adjustments at the effective tax rate	(73)	(73)
Adjusted net income	$960	$980
Adjusted net income per diluted share	$10.32	$10.52

Diluted shares	93	93

* Columns may not calculate due to rounding.

Exhibit 7
Reconciliation of Impact of Adoption of ASC 606 to the Consolidated Statement of Income
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2018 As Reported[1]	Impact of ASC 606	2018 Prior to Adoption
Revenues, net	$584,985	$23,336	$608,321
Expenses:
Merchant commissions	—	26,387	26,387
Processing	111,201	(2,713)	108,488
Selling	44,009	397	44,406
General and administrative	96,382	—	96,382
Depreciation and amortization	68,610	—	68,610
Operating income	264,783	(735)	264,048
Total other expense	33,608	—	33,608
Income before income taxes	231,175	(735)	230,440
Provision for income taxes	54,323	(91)	54,232
Net income	$176,852	$(644)	$176,208

[1]Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606.